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                                                                    Exhibit 21.9

                      SUBSIDIARIES OF CROWN NORTHCORP, INC.

Crown Revenue Services, Inc., an Ohio corporation, is wholly owned subsidiary of Crown NorthCorp, Inc.

Crown Properties, Inc., an Ohio corporation, is a wholly owned subsidiary of Crown Revenue Services, Inc.

CRSBP Holdings Corp., a Delaware corporation, is a wholly owned subsidiary of Crown Revenue Services, Inc.

CNC Holding Corp., a Delaware corporation, is a wholly owned subsidiary of Crown NorthCorp, Inc.

Eastern Realty, L.L.C., a Virginia limited company, with 99% of the membership interests owned by CNC Holding Corp., and 1% owned by Crown Revenue Services, Inc.

Eastern Realty Corporation, a Virginia corporation, is a wholly owned subsidiary of CNC Holding Corp.

Eastern Baltimore, Inc., a Virginia corporation, is a wholly owned subsidiary of CNC Holding Corp.

CNC Services, LLC, a Delaware limited liability corporation, is 50% owned by CNC Holding Corp.

Crown NorthCorp Limited, organized under the laws of Great Britain, is a wholly owned subsidiary of Crown NorthCorp, Inc.

Crown Asset Management Ltd., organized under the laws of Great Britain, is a wholly owned subsidiary of Crown NorthCorp Limited.

Crown European Holdings Ltd., organized under the laws of Great Britain, is a wholly owned subsidiary of Crown NorthCorp Limited.

Crown Fastigheter AB, organized under the laws of Sweden, is a wholly owned subsidiary of Crown European Holdings Ltd.

Crown European Mortgages Ltd., organized under the laws of Great Britain, is a wholly owned subsidiary of Crown Asset Management Ltd.

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Rooftop Mortgages Ltd., organized under the laws of Great Britain, is a wholly owned subsidiary of Crown Asset Management Ltd.

Crown Mortgage Management Limited, organized under the laws of Great Britain, is a wholly owned subsidiary of Crown Asset Management Ltd.

Crown Leisure Management, Ltd., organized under the laws of Great Britain, is a wholly owned subsidiary of Crown Mortgage Management Ltd.

TBE, organized under the laws of Belgium, is 50% owned by Crown Mortgage Management Ltd.

Regal Mortgages, organized under the laws of Great Britain, is wholly owned by Crown Mortgage Management Ltd. and Crown NorthCorp Limited.